NTT AMERICA, INC GLOBAL IP NETWORK INTERNET ACCESS AGREEMENT

This Internet Access Agreement (**"Agreement"**) is between the party signing below (**"Customer"**) and NTT America, Inc (**"NTTA"**) and governs the Internet access, Ethernet, and related services (collectively, the **"Services"**) specified in the service order form executed by Customer in connection herewith and incorporated herein (as the same may be amended and supplemented from time to time by the parties hereto) (the **"Service Order"**).

1. NTTA shall provide the Services as set forth herein and Customer shall pay the fees for the Services as specified on the Service Order. Payment is due 30 days after invoice date (the **"Due Date"**), with the first invoice to be sent on the date on which a NTTA hub and a functioning telephone circuit are prepared to route IP packets to Customer's site (the **"Commencement Date"**). Cumulative services will be billed in their entirety at the full cumulative commitment level on the interconnections available at the time of the first Commencement Date, unless specified differently in the Service Order. Amounts unpaid after the Due Date shall accrue interest at the lesser of 1.5% per month and the maximum lawful rate (the **"Interest Rate"**). If Customer disputes in good faith any invoiced amounts, Customer shall, on or prior to the applicable Due Date, (i) pay all undisputed amounts and (ii) provide NTTA with written notice of the details of the dispute, together with all supporting documentation. The parties shall work diligently and in good faith to resolve all such disputes. Disputed amounts found to be properly owed to NTTA shall be paid promptly following resolution of the dispute, together with the interest from the Due Date at the Interest Rate. NTTA reserves the right to suspend or terminate Service to any account in default with respect to undisputed amounts, which suspension or termination (irrespective of its cause) shall not relieve Customer of its obligation to pay the monthly fees for the Services for the balance of the Initial Term (as defined below) or, if applicable, the renewal term then in effect, and any other fees and any remaining purchase price with respect to any Equipment (as defined below), including recurring and one-time charges associated with local loops or other telecommunication services purchased at Customer's request or specifically to fulfill Customer's order (collectively, **"Third Party Charges"**). Stated fees exclude any taxes levied on the Equipment or Services provided hereunder, all of which shall be paid by Customer.

2. This Agreement shall be effective as to the parties hereto upon Customer's execution hereof (the **"Effective Date"**) and shall continue to the Expiration Date (as defined below) (the **"Term"**). Unless (i) earlier terminated in accordance with the terms hereof, (ii) otherwise renewed for a specific renewal term (**"Renewal Term"**)or (iii) either party has given the other party at least 30 days advance written notice of termination prior to the Expiration Date, this Agreement shall continue in effect on a month-to-month basis (**"Automatic Renewal Term"**) from the Expiration Date of the Initial Term (as defined below) at the same prices in effect during the Initial Term. **"Expiration Date"** means the last day of the service term for which any Services are ordered as per the applicable Service Order, with such service term (the **"Initial Term"**) being measured, for purposes of this definition, from the Commencement Date (unless otherwise specified below in any applicable Supplemental Terms (as defined below). Notwithstanding the foregoing, Customer may terminate this Agreement during the Initial Term by giving NTTA at least 60 days advance written notice, but any such termination shall not relieve Customer of its payment obligations (including for Third Party Charges) for the balance of the Initial Term. Notwithstanding anything to the contrary provided herein, each party, in its sole discretion, may terminate this Agreement upon the occurrence of any breach by the other party of any material term or condition hereof, which the breaching party fails to cure within 30 days after the breaching party's receipt of non-breaching party's notice of such breach. Any notice of termination shall be given to NTTA in accordance with the procedures set forth at http://us.ntt.net/support/billing In providing the Services, NTTA may utilize hardware, software and local loops or other telecommunications services/fiber or other connectivity circuitry (collectively, **"Equipment"**) that has been manufactured or otherwise provided by a third party. Customer's sole remedies for any malfunction or defect in the Equipment are set forth in Section 11. If NTTA provides any Equipment directly to Customer for its use free of charge, within 10 business days following termination of this Agreement for any reason, Customer shall either (i) at Customer's expense, return all Equipment received by such Customer to NTTA (at an address directed by NTTA) by overnight courier with tracking, insurance and postage prepaid in the same condition as furnished to Customer, normal wear and tear excepted, or (ii) purchase the Equipment at the price specified in any applicable Supplemental Terms (as defined below) or, if no price is so specified, at a rate of 75% of its original retail value. NTTA reserves the right to act

immediately and without notice to take preventative and corrective actions (including, but not limited to, not providing, terminating, or suspending the Services) in response to a court order or government notice that certain conduct must be stopped or when NTTA reasonably determines: (i) that it may be exposed to sanctions or prosecution; (ii) that such violation may cause harm to or interfere with the integrity or normal operations or security of NTTA's network or networks with which NTTA is interconnected or interfere with another customer's use of NTTA's Services or the Internet; or (iii) that such violation otherwise presents imminent risk of harm to NTTA or NTTA's customers or their respective employees.

3. NTTA exercises no control over, and specifically rejects any responsibility for, the content, accuracy or quality of information passing or obtained through NTTA's host computers, network hubs and points of presence. Use of any information obtained via the Equipment is strictly at Customer's own risk.

4. Customer and those using the Services through Customer shall at all times comply with the then-current version of NTTA's Acceptable Use Policy specified at http://us.ntt.net/about/policy/aup.cfm ("**AUP**"), which is incorporated into and made a part of this Agreement. NTTA may amend the AUP from time to time, which amendments shall be effective upon their posting at such website. NTTA may take any of the preventative or corrective actions specified in the AUP, up to and including suspension of the Services or termination of the Agreement as well as not providing the Services, which such actions taken by NTTA shall not relieve Customer of its payment obligations (including for Third Party Charges) for the balance of the Term. NTTA will, to the extent it determines (in its sole discretion) that such actions are practicable and legally permissible, attempt to notify Customer prior to taking any allowed preventative or corrective action. Customer acknowledges and agrees that NTTA will provision the Services hereunder subject to its Privacy Policy, as amended from time to time, a copy of which is available at http://us.ntt.net/about/policy/privacy.cfm. Because NTTA acts only as a conduit for transmission of data, it is not subject to the Health Insurance Portability and Accountability Act (as per 65 FR 82476), or Gramm-Leach-Bliley Act (as per 16 C.F.R. §314.2(d)); Customer is solely responsible for complying with such statutes, rules and regulations.

5. "**Confidential Information**" consists of all information disclosed by one Party (the "**Disclosing Party**") to the other Party (the "**Receiving Party**"), whether or not so designated. The Receiving Party shall hold all Confidential Information of the Disclosing Party in the strictest confidence and shall use the same degree of care with respect thereto as it exercises with respect to its own Confidential Information. Without the Disclosing Party's prior written consent, the Receiving Party shall not: (I) use any Confidential Information for any purpose other than performing its obligations pursuant hereto; or (II) disclose any Confidential Information to any entity or person other than its officers and employees and its affiliates or subcontractors who reasonably require access to Confidential Information for purposes of fulfilling the Receiving Party's obligations hereunder and who are bound by confidentiality covenants substantially similar to those in this Section. The obligations of a Receiving Party shall apply to all Confidential Information, except to the extent that: (I) such information is in the public domain or comes into the public domain other than (A) by violation hereof or any other agreement between Customer and NTTA, or (B) by persons to whom such Receiving Party has made the information available; (II) such information can be shown by competent proof (A) to have been obtained, without restriction, from a third party who, to the best of the Receiving Party's knowledge, had the right to disclose such information, (B) to have been known by the Receiving Party prior to the disclosure, or (C) to have been developed independently by or for the Receiving Party; or (III) disclosure of such information is required by any Law; provided, however, that the Disclosing Party shall have been given reasonable notice and opportunity to object to the request and/or to obtain a protective order covering the Confidential Information to be disclosed. The Receiving Party promptly shall notify the other Party of any disclosures to be made pursuant to clause (III) above. Upon the Disclosing Party's written request, the Receiving Party promptly shall destroy all Confidential Information in tangible form in its possession, or shall return all such Confidential Information to the Disclosing Party. Upon the Disclosing Party's request, the Receiving Party shall provide a written certification of the foregoing. Unless a different period is specified in the Service Order, the obligations in this Section shall apply during the Term hereof and for two (2) years thereafter.

6. Customer shall indemnify, defend and hold harmless NTTA and its affiliates from and against any

claims, causes of action, losses, damages, costs or expenses (collectively **"Claims"**) arising out of or relating to use by or through Customer of NTTA's host computers, network hubs and points of presence (collectively, the **"NTTA Network"**) or the Services in any way.

7. NTTA reserves the right to monitor Customer's bandwidth usage and to utilize technology to limit such usage to ordered amounts and/or charge for any excessive usage. NTTA further reserves the right, subject to the applicable SLAs (as defined below), to take such actions as it reasonably determines to be necessary to optimize its network infrastructure and/or performance. NTTA will, where reasonably practicable, notify Customer in advance of any such activities that it anticipates will be service affecting.

8. SUBJECT TO SECTION 11 BELOW, NTTA MAKES NO WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES OR EQUIPMENT; AND DISCLAIMS ANY WARRANTIES OF TITLE, MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. NTTA shall not be liable for any failure or delay in performance due to circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, labor disputes, changes in law, regulation or government policy, riots, war, fire, epidemics, acts or omissions of vendors or suppliers, equipment failures, transportation difficulties, or any other such occurrences. Customer may terminate this Agreement if any such failure or delay of performance caused by an event of force majeure continues for a continuous period of 10 business days.

9. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFITS, REVENUE, DATA OR USE OF SERVICES BY CUSTOMER OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT, TORT, STRICT LIABILITY OR OTHER LEGAL THEORY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES. Notwithstanding anything to the contrary stated in this Agreement, Customer's sole remedies for any Claims relating to the Services or the NTTA Network are set forth in Section 11. In no event shall NTTA's and its affiliates' aggregate, collective liability for any Claims (including negligence or otherwise) exceed the amount paid by Customer for the Services during the 12-month period prior to the date the Claim occurred or arose.

10. Internet Protocol addresses (the **"IP Addresses"**) assigned to Customer by NTTA in connection with the Services (i) shall be used only in connection with the Services and (ii) will require NTTA to disclose certain Customer contact information to the applicable registry for Internet numbers in order for NTTA to be in compliance with its agreements with such registry. If for any reason Customer discontinues use of the Services or this Agreement terminates, Customer's right to use the IP Addresses shall terminate. NTTA may change the IP Addresses upon 30 days' written notice to Customer.

11. The Service Level Agreements (**"SLAs"**) for the Services, which are incorporated into this Agreement, are set forth at http://us.ntt.net/support/sla and set forth Customer's sole and exclusive remedies for Claims relating to the Services.

12. Neither party may use the other's name, trademarks, trade names or other proprietary identifying symbols without the prior written consent of the other party, except that, unless otherwise specified in the Service Order, NTTA may use Customer's name on a list of sample customers for marketing purposes.

13. Either party may assign this Agreement either to an affiliate or as part of a corporate reorganization, consolidation, merger or sale of assets; provided, however, that, in order for such assignment to be effective (i) the assigning party shall give written notice to the other party of such assignment and (ii) NTTA must confirm in writing that Customer's assignee meets NTTA's standard credit and other standard requirements for customers of the Services. Otherwise, neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

14. The validity, interpretation, enforceability and performance of this agreement shall be governed

by and construed in accordance with the laws of the State of New York, without regard to conflicts or choice of law. This Agreement may not be amended except upon (a) the written consent of Customer and an officer of NTTA or (b) in the context of adding services or extending the Term, the execution by Customer of the applicable NTTA documentation.

15. This Agreement (including the Service Orders) supersedes all previous and contemporaneous written and oral representations, understandings or agreements related to the subject matter hereof. The terms of this Agreement shall control inconsistencies between this Agreement and any Service Order. The rights and obligations in this Agreement of the Parties which would by their nature or content be intended to survive the expiration or termination of this Agreement shall so survive. It is the explicit intention of the Parties that there are no third-party beneficiaries to this Agreement, meaning that any entity which is not a direct party of this Agreement shall not have any Services terminated directly into their router or network devices. No failure or delay on the part of either party to exercise, any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law. No determination by a court of competent jurisdiction that any term or provision of this Agreement is invalid or otherwise unenforceable shall operate to invalidate or render unenforceable any other term or provision of this Agreement and all remaining provisions shall be enforced in accordance with their terms.

16. This Section contains additional terms and conditions (the "**Supplemental Terms**") that, together with the foregoing provisions of this Agreement, govern Customer's purchase and use of the various additional related Services, if any, that have been ordered by Customer on the applicable Service Order. This Section is intentionally left blank if Customer has not purchased any such related Services from NTTA pursuant to the applicable Service Order.

THE UNDERSIGNED IS A DULY AUTHORIZED REPRESENTATIVE OF CUSTOMER WITH FULL LEGAL AUTHORITY TO BIND CUSTOMER TO THIS AGREEMENT AS OF THE EFFECTIVE DATE:

Signature:	[signature]	Company Name:	Data Pangea LLC
Printed Name:	Lou Rosen	Address:	PO Box 51470
Title:	Manager		Lighthouse Point FL 33074
Date Signed:	3/20/12	Telephone:	561 302 0849 Fax:

NTT Communications

Global IP Network
Service Order Form

☒ New Account		☐ Current Account	Account Number: 4700441		
Order Type:	☒ New Service	☐ Change of Existing Service	☐ Relocation	☐ Renewal	☐ Ramp-Up
		USID of Existing Service(s):			

Company Contact and Billing Information

Company Name	Data Pangea	Billing Address:	P.O. Box 51470
Primary Contact	Czar Sequira	Address, Suite	Lighthouse Point, FL 33074
• Contact Phone	(561) 302-2053	City, State, Zip, Country	
• Contact Email	consult@vokarinc.com	County (USA only)	Palm Beach
• Contact Fax		Invoice Method	☒ Email ☐ USPS
• Contact Mobile/Pager		Payment Method	☐ Check ☒ Credit Card ☐ Electronic Funds Transfer
• Contact Role(s)	☒ Primary ☒ Installation ☒ Technical ☐ Onsite ☐ Billing ☐ Shipping ☒ Outage Notification	U.S. Sales /Use Tax Status ☒ Not Exempt ☐ Exempt Tax ID Number (if exempt) State of tax status:	GST/VAT registration (International Orders) Registration number: Country of registration:

Additional Company Contacts

Additional Contact 1	Lou Rosen	Additional Contact 2	
• Contact Phone	(561) 302-0849	• Contact Phone	
• Contact Email	lourosen@keystonewire.com	• Contact Email	
• Contact Fax		• Contact Fax	
• Contact Mobile/Pager		• Contact Mobile/Pager	
• Contact Role(s)	☐ Installation ☐ Technical ☐ Onsite ☒ Billing ☐ Shipping ☐ Outage Notification	• Contact Role(s)	☐ Installation ☐ Technical ☐ Onsite ☐ Billing ☐ Shipping ☐ Outage Notification

Summary of Service Term and Charges *(see attachment(s) for specifics)*

Term Commitment	12 Month	*If "Other", please specify:*	
Monthly Recurring Charges:	Telco: $ 0.00	IP: $2,750.00	Other: $ 0.00
Non-Recurring Charges:	Telco: $ 0.00	IP: $ 0.00	Other: $ 0.00
Total Monthly Recurring Charges:	$2,750.00	Total Non-Recurring Charges (Hardware, Setup)	$ 0.00

Sales Contact Information

Account Executive	Nick Tomov	E-Mail	ntomov@us.ntt.net	Phone	703.962.1870
Sales Engineer	Henry Stafford	E-Mail	hstafford@us.ntt.net	Phone	540.905.7448

Please review and sign the Service Order Form and the attached appropriate contract(s). The Service Order is not effective until the appropriate contract(s) has been signed by Customer and accepted by NTT America – Global IP Network as provided in the contract(s). In the event of a conflict between the Service Order & the contract(s), the contract(s) shall govern.

Please Sign and Fax Order to the following Fax number:			
Customer Signature	[signature]	Date	4/23/12
Customer Printed Name	Lou Rosen	Title	Manager

Doc version 4.1 08_30_2010

NTT Communications

Global IP Network
Service Order Form

Service Information

Account Number:		**Account Name:** Data Pangea			
A Location (POP Side)		Core : FL - miamfl02 - 50 NE 9th (NAP of the Node: <pick one>	Other or International (please specify):		
Z Location (Installation location) *Address, Suite City, State, Zip, Country*		NAP of the Americas 50 NE 9th St Miami, FL 33131	**Circuit Termination Information (DMARC):**		
Onsite Contact Name: (If different than contacts on previous page)		Czar Sequira	**Onsite Contact Phone:**		
Port:	**Electrical Circuit** ☐ DS1 ☐ DS3 ☐ E1 ☐ E3	**Optical Circuit** ☐ OC3 ☐ STM1 ☐ OC12 ☐ STM4 ☐ OC48 ☐ STM16 ☐ OC192 ☐ STM64		**Ethernet Circuit** ☐ Fast Ethernet ☐ Gigabit Ethernet ☒ TenGigabit Ethernet	
IP:	☒ IPv4	☐ IPv6 Configuration: ☐ Native ☐ Tunnel (Check both IPv4 & IPv6 for dual stack)			
Bandwidth:	☐ Fixed	Price Per Megabit $	Committed Bandwidth: Mbps	$0.00	$
	☒ Burstable	Price Per Mbit - Committed: $ 2.75	Committed Bandwidth: 1000.00 Mbps	$2,750.00	$
		Price Per Mbit - Burst: $ 2.75	Maximum Bandwidth: 10000.00 Mbps		
Circuit or Cross-Connect:	☒ Customer Provided Circuit or Cross-Connect			$0	$0.00
	☐ On-Net Circuit or Cross-Connect	Telco Quote #:		$	$
	☐ Off-Net Circuit or Cross-Connect			$	$
Add-On:	☒ BGP			$	$
	☐ Managed Router Services			$	$
	☐ Other (please specify):			$	$
Hardware:	☐ Router Model:			$	$
	☐ Other:			$	$
Other:	Please specify (SCD, Vlink, etc.)			$	$
Total Charges:				$2,750.00	$ 0.00
☐	**Cumulative Billing (specify detail under Special Instructions)**				
☒	**IP Addresses**	IPv4 space requested	IPv6 space requested		
Special Instructions:	This agreement will begin with a 2 week free (14 calendar day) service trial. The trial will be provided with the purpose of allowing Data Pangea to test the performance of the network. Data Pangea may terminate the contract prior to the 14th day of service if NTTA is in breach of the SLA. The applicable SLA can be found at: http://www.us.ntt.net/support/sla/ which references the performance metrics. Written notification of cancellation is required to NTTA (jcrummett@us.ntt.net and ntomov@us.ntt.net). If notice of cancellation is not provided by the specified timeframe, then the remaining term of the agreement must be honored as indicated in the Internet				

NTT Communications

Global IP Network
Service Order Form

	Access Agreement. Service Details: Customer is ordering 1000Mb commitment on 1x10GigE port at the location below. Pricing on the committed rate will be $2.75/Mb and $2.75/Mb on the excess. Location and Interface: *1x10GE port provisioned to 50 NE 9th St. Miami FL 33131 Usage charges are billed at the 95th percentile or measurement Customer is responsible for all cross-connect charges.

NTT Global IP Sales Manager Signature	[signature]	Date:	4/24/12

The Service Order Form and contract(s) are considered Confidential Information